Luxfer Announces Changes to Board of Directors David Landless appointed as Chair of the Luxfer Board Allisha Elliott joins Luxfer Board as a Non-Executive Director MANCHESTER, England--(BUSINESS WIRE) – Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced that David Landless has been named as Chair of the Luxfer Board. Mr. Landless has been a Non-Executive Director on the Luxfer Board since 2013 and is the current Chair of the Audit Committee. His appointment will be effective on May 15, 2019, following the previously announced retirement of Joseph Bonn, current Chair. Additionally, the Company announced the appointment of Allisha Elliott to the Luxfer Board as a Non- Executive Director. As a part of the Luxfer Board of Directors, Ms. Elliott will serve as a member of the Nominating and Governance Committee and the Remuneration Committee. With the addition of Ms. Elliott and the retirement of Mr. Bonn, Luxfer’s Board will be comprised of six members, including five non-executive directors. “I am confident that Luxfer will continue to create exceptional value for our customers and shareholders with David as the new Chair of the Luxfer Board,” said Joseph Bonn. “With his years of experience as a member of the Board, he has the capacity and skill to guide Luxfer to greater successes in the future. I have greatly enjoyed being a part of the Luxfer Board, and in retirement, I am looking forward to spending more time with family.” Mr. Bonn continued, “We are pleased to welcome Allisha to the Luxfer Board. Her strong background in strategic Human Resources for global manufacturing companies brings fresh insights to our Board.” “On behalf of the Board and all the employees of Luxfer, I want to thank Joe for his time and service on the Luxfer Board,” said David Landless. “His experience and leadership have been instrumental to our success and growth. Joe has been on the Board since 2007 and has added tremendous value to the Company throughout his term. He has been a driving force behind the recent Luxfer transformation, including the revitalization of the Board and executive leadership team.” David Landless, Non-Executive Chair Biography Mr. Landless is retired Chief Financial Officer of Bodycote plc, a leading provider of heat treatment and specialist thermal processing services worldwide. Prior to Bodycote, he held increasingly responsible financial positions at Courtaulds plc, a diversified manufacturer of man-made fibers, chemicals and coatings. Early in his career he worked for Carrington Viyella, a textile manufacturer, and Bowater, a manufacturer of pulp and paper and industrial packaging products. Mr. Landless is a Non-Executive Director and chair of the Audit Committees of Innospec, Inc. and Renold plc, and a Non-Executive Director of European Metal Recycling Ltd. He graduated from the University of Manchester Institute of Science and Technology. Allisha Elliott, Non-Executive Director Biography Ms. Elliott is currently the Chief Human Resources Officer and Senior Vice President for Human Resources and Communications at Sensata Technologies, Inc. (NYSE: ST), a global leader in providing sensor-rich solutions, with operations and business centers in 11 countries, a market capitalization of more than $8B and nearly 22,000 employees worldwide. Prior to Sensata Technologies, Ms. Elliott served in several human resource leadership roles in the global manufacturing industry, culminating as Vice President, Human Resources and Communications for Transportation Systems of Honeywell International Inc. Ms. Elliott received her Master of Labor and Human Resources degree from the University of Illinois Urbana-Champaign, and her Bachelor of Arts degree in Sociology from Purdue University. About Luxfer Holdings PLC (“Luxfer”) Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high- performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial settings. For more information, visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Forward-looking statements This press release may include predictions, estimates or other information that might be considered forward-looking. Such statements are based on information believed to be reliable at the date of release and remain subject to certain risks and uncertainties. No representation or guarantee is given as to the actual results that will occur and no warranty is provided that circumstances have not changed since the information was supplied. Luxfer undertakes no obligation to revise or publicly release results of any revision to these forward-looking statements in light of new information or future events. You should also review the full discussion of forward-looking statements and risk factors in the most recent Luxfer annual report on Form 10-K. Contacts Luxfer Holdings, PLC Douglas A. Fox CFA – Director, Investor Relations Cassandra Stanford – Communications Specialist +1 414 269 5319 Investor.relations@luxfer.com